UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2012 (January 27, 2012)

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Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2012, we amended and restated our agreement with David B. Wyshner, our Senior Executive Vice President and Chief Financial Officer (the “Executive”).  Such agreement was last amended in December 2008 (the “Prior Agreement”).

The amended agreement provides a minimum base salary of $600,000 and participation in employee benefit plans generally available to our executive officers.  Consistent with the Prior Agreement, the amended agreement continues to provide for an annual incentive award with a target amount equal to 100% of the Executive’s base salary, subject to attainment by the Company of performance goals to be determined by the Company’s Compensation Committee, and that the Executive will be eligible for long-term incentive awards as determined by such Committee in its discretion.

Consistent with the Prior Agreement, if the Executive’s employment with us is terminated by us without “cause” or due to a “constructive discharge” (as defined in the amended agreement), the Executive generally will be entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus, and accelerated vesting of certain equity awards.  The definition of “constructive discharge” has been amended in certain respects, including to eliminate the single-trigger change-in-control provision that provided for grounds for a “constructive discharge” upon the occurrence of a “corporate transaction” (as previously defined).

The period of the Executive’s employment under the amended agreement shall begin on the effective date and shall continue for an indefinite period, and may end at either of the Executive’s or at the Company’s election at any time, with or without cause, subject to the provisions of the amended agreement.  The automatic renewal feature set forth in the Prior Agreement has been removed.

The 280G excise tax gross-up provision contained in the Prior Agreement has also been eliminated.

A copy of the amended agreement is attached hereto as an Exhibit and is incorporated herein by reference.  The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01	Financial Statements and Exhibits.

 (d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Avis Budget Group, Inc. and David B. Wyshner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

By:	AVIS BUDGET GROUP, INC. /s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: January 27, 2012

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated January 27, 2012 (January 27, 2012)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Avis Budget Group, Inc. and David B. Wyshner